UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	December 16, 2009
(Date of earliest event reported):	December 15, 2009

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act
| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
| |	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 15, 2009, the Board of Directors of Fulton Financial Corporation (“Fulton”) accepted the retirement of Carolyn R. Holleran, a member of the Fulton Board of Directors. Director Holleran’s departure from the Fulton Board of Directors is effective December 31, 2009. Her decision to retire was not the result of any disagreement with Fulton on any matter relating to Fulton’s operations, policies or practices.

            Director Holleran became a director of Fulton in 1994 and her many years of service and dedication to Fulton are greatly appreciated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2009	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer